Exhibit 10.1(c)

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (as the same may from time to time be amended, restated, supplemented or otherwise modified, this “Amendment”) is made as of September 30, 2021 by and among TRILLIUM HEALTHCARE-OPS, LLC (f/k/a FAIRWAY HEALTHCARE PROPERTIES, LLC), ASSISTED 4 LIVING, INC., ASSISTED 4 LIVING CONSULTING, LLC (f/k/a TRILLIUM HEALTHCARE CONSULTING), LLC, IANE PROPERTIES I, LLC, IANE PROPERTIES II, LLC and GREENSIDE HEALTHCARE PROPERTIES, LLC, each a Florida limited liability company, (each as a “Corporate Guarantor”), each of the parties listed on Annex A attached hereto (together with such other Persons joined thereto as Borrower from time to time, individually and collectively, “Borrower”), and GEMINO HEALTHCARE FINANCE, LLC d/b/a SLR HEALTHCARE ABL, a Delaware limited liability company, as lender (“Lender”).

BACKGROUND

A. Borrower, each Corporate Guarantor, Lender and the other parties signatory thereto, are parties to a certain Credit Agreement dated as of May 9, 2019 (as the same may from time to time be further amended, restated, supplemented or otherwise modified, collectively, the “Credit Agreement”) pursuant to which Borrower established certain financing arrangements with Lender. The Credit Agreement and all instruments, documents and agreements executed in connection therewith, or related thereto are referred to herein collectively as the “Existing Loan Documents.” All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement.

B. Borrower has requested and Lender has agreed to, among other things, (i) consent to the “Requested Action” (as defined herein) and (ii) amend the terms and conditions of the Existing Loan Documents, each pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, with the foregoing Background incorporated by reference and made a part hereof and intending to be legally bound, the parties hereto hereby agree as follows:

1. Consent to Release of Certain Guarantors. Borrower has requested that Lender consent to, notwithstanding anything to the contrary contained in the Credit Agreement or any Loan Document, the release of Trillium Healthcare Group, LLC, a Florida limited liability company (“Trillium Healthcare”), and Gregory Shayne Bench, Shari C. Bench, Richard T. Mason, and Christine L. Mason, each an individual resident of the State of Florida (individually and collectively, the “Individual Guarantor”; together with Trillium Healthcare, individually and collectively, the “Released Guarantor”), from any and all of such Released Guarantor’s obligations under the applicable Guaranty Agreement and any other the Loan Documents (collectively, the “Requested Action”). Lender hereby consents to, acknowledges and approves the Requested Action such that it shall not constitute an Event of Default under the Credit Agreement. The foregoing consent is also expressly limited to the Requested Action and shall not affect any breach of any Loan Documents related to any action not described in this Amendment. Upon receipt of the Borrower’s countersignature hereto and compliance with the terms and conditions of this Amendment, each Released Guarantor shall be released from all of such Released Guarantor’s obligations pursuant to the terms and conditions of the applicable Guaranty Agreement and any other Loan Documents.

2. Amendment. The Credit Agreement is hereby amended in the following manner:

(a) All references to “Trillium Healthcare Consulting, LLC” in the Credit Agreement and any other Loan Documents are hereby amended and restated to read as follows: “Assisted 4 Living Consulting, LLC (f/k/a Trillium Healthcare Consulting, LLC)”.

(b) All references to “Fairway Healthcare Properties, LLC” in the Credit Agreement and any other Loan Documents are hereby amended and restated to read as follows: “Trillium Healthcare – OPS, LLC (f/k/a Fairway Healthcare Properties, LLC)”.

(c) Section 2.01(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Subject to the terms and conditions of this Agreement, Lender hereby establishes for benefit of Borrower a credit facility (“Credit Facility”) which shall include Advances which may be extended by Lender to or for the benefit of Borrower from time to time hereunder in the form of revolving loans (“Revolving Loans”) consisting of a line of credit facility which shall be made available to Borrower on the Closing Date in an aggregate principal amount equal to the Initial Revolving Loan Commitment. After the Second Amendment Effective Date, so long as no Default or Event of Default exists and subject to the terms of this Agreement and with the prior written consent of Lender, the Revolving Commitment may be increased upon the written request of Borrower (which such request shall be made at least thirty (30) days prior to the proposed effective date of such Additional Tranche) to Lender to activate an Additional Tranche; provided, however, in no event shall the sum of the Revolving Loan Commitment (including the aggregate amount of all activated Additional Tranches) exceed the Maximum Revolver Amount. The aggregate outstanding amount of all Advances shall not, at any time, exceed the Revolving Loan Commitment; and the aggregate outstanding amount of all Revolving Loans shall not, at any time, exceed the Borrowing Base. In no event shall the initial principal amount of any Revolving Loan be less than $25,000.00. Subject to such limitation, the outstanding balance of all Revolving Loans may fluctuate from time to time, to be reduced by repayments made by Borrower, to be increased by future Revolving Loans which may be made by Lender. If the aggregate outstanding amount of all Revolving Loans exceeds the Borrowing Base, or if the aggregate outstanding amount of all Advances (whether in the form of Revolving Loans or otherwise) exceeds the Revolving Loan Commitment, Borrower shall immediately repay such excess in full pursuant to Section 2.05(b) hereof. Lender has the right at any time, and from time to time, to set aside reasonable reserves against the Borrowing Base in such amounts as it may deem appropriate. The Obligations of Borrower under the Credit Facility and this Agreement are joint and several and shall at all times be absolute and unconditional.”

(d) Section 2.01(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) At Closing, Borrower shall execute and deliver a promissory note to Lender in the principal amount of the Initial Revolving Loan Commitment (as may be amended, modified or replaced from time to time, the “Revolving Note”). Upon activation of any Additional Tranche in accordance with Section 2.01(a) hereof, Borrower shall deliver to Lender an amended and restated Revolving Note evidencing the Activated Facility Commitment. The Revolving Note shall evidence Borrower’s joint and several, absolute and unconditional obligation to repay Lender for all Revolving Loans made by Lender under the Credit Facility, with interest as herein and therein provided. Each and every Revolving Loan under the Credit Facility shall be deemed evidenced by the Revolving Note, which is deemed incorporated herein by reference and made a part hereof. The Revolving Note shall be substantially in the form set forth in Exhibit 2.01(b) attached hereto and made a part hereof.”

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(e) Section 2.01(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d) The initial term of the Credit Facility (the “Initial Term”) shall expire on September 29, 2023. All Revolving Loans shall be repaid on or before the earlier of the last day of the Initial Term or upon termination of the Credit Facility or termination of this Agreement (the “Maturity Date”). After the Maturity Date no further Revolving Loans shall be available from Lender.”

(f) Section 2.03(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Each Revolving Loan shall bear interest on the outstanding principal amount thereof from the date made until such Revolving Loan is paid in full, at a rate per annum equal to the LIBOR Rate plus the Applicable Margin (together, the “Interest Rate”). The Interest Rate on all amounts outstanding under the Credit Facility shall be adjusted daily based on any changes in the LIBOR Rate.”

(g) Section 2.03(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Should the Credit Facility be terminated for any reason prior to the last day of the Initial Term, in addition to repayment of all Obligations then outstanding and termination of Lender’s commitment hereunder, Borrower shall unconditionally be obligated to pay at the time of such termination, a fee (the “Termination Fee”) in an amount equal to the following percentage of the Revolving Loan Commitment: two percent (2%), if such early termination occurs on or prior to the first annual anniversary of the Second Amendment Effective Date; and one percent (1%) if such early termination occurs after the first annual anniversary of the Second Amendment Effective Date but prior to the thirtieth (30th) day before the last day of the Initial Term.”

(h) Section 2.03(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d) Borrower shall unconditionally pay to Lender a fee (the “Unused Line Fee”) equal to one-half of one percent (0.50%) per annum of the unused portion of the Credit Facility, which fee shall be calculated and payable monthly, in arrears. The unused portion of the Activated Facility Commitment shall be the difference between (i) the Activated Facility Commitment and (ii) the greater of (x) the average daily outstanding balance of the Revolving Loans during each month (or portion thereof, as applicable), and (y) the Minimum Balance which fees shall be calculated and payable monthly, in arrears.”

(i) Section 2.03(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e) Borrower shall pay Lender a collateral monitoring fee (“Collateral Monitoring Fee”) equal to one percent (1.00%) per annum of the average Borrowing Base during the prior month (or portion thereof, as applicable).”

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(j) Section 2.05(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) If at any time the aggregate principal amount of all Revolving Loans outstanding exceeds the Borrowing Base then in effect (including as a result of the portion of the Borrowing Base attributable to the Omega Tenants exceeding the amount permitted pursuant to the proviso in the definition of “Borrowing Base”) or the aggregate of all Advances exceeds the Activated Facility Commitment, in each case, Borrower shall immediately make such principal prepayments of the Revolving Loans (subject to the terms of Section 2.03(c)) as is necessary to eliminate such excess.”

(k) Section 2.07(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(f) Prior to the occurrence of an Event of Default, on each Settlement Date, Lender shall cause all Collections deposited and/or transferred to the Collection Account since the last Settlement Date to be disbursed in the following order of priority (for purposes of calculating interest, all funds deposited in the Collection Account for application to any Revolving Loans shall be subject to a five (5) Business Day clearance period):

(i) to Lender, any costs and Expenses of Lender required to be paid or reimbursed by Borrower under this Agreement or under any of the other Loan Documents;

(ii) to Lender, in the amount of any Borrowing Base Deficiency, if any, to be applied against the Obligations;

(iii) subject to Section 2.03(c), to Lender, the amount of any prepayment of principal of which Borrower has given at least two (2) Business Days’ prior notice to Lender; and

(iv) to to Lender, to be applied to any Advances outstanding under the Revolving Loans.

In addition, on each Settlement Date, so long as no Event of Default shall have occurred and remain outstanding, Lender shall disburse to Borrower the amount, if any, by which the collected balance in the Collection Account exceeds the aggregate outstanding principal amount of the Advances and all interest and other amounts that will be payable on or before the next Settlement Date.”

(l) Section 2.09 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“2.09. Fees. As of the Closing, Lender has fully earned, (a) and Borrower shall have paid to Lender a non-refundable commitment fee (the “Initial Commitment Fee”) equal to Seventy Five Thousand and No/100 Dollars ($75,000) which shall be paid in three equal payments of Twenty-Five Thousand and No/100 Dollars ($25,000.00) with the first of such payments being made on the first annual anniversary of the Closing Date and the next two such payments shall be paid on each of the next two annual anniversaries of the Closing Date; provided that any remaining unpaid portion of the Commitment Fee outstanding on the Maturity Date shall be due and owing on the Maturity Date and (b) a good-faith deposit for closing costs in the amount of Thirty Eight Thousand and No/100 Dollars ($38,000) and a deposit for diligence fees in the amount of Twenty-Five Thousand and No/100 Dollars ($25,000.00), each of which such deposits in this subsection (b) shall be credited against the Expenses for which Borrower is responsible pursuant to Section 9.05 hereof. As of funding of any Additional Tranche, Lender shall have fully earned, and Borrower shall have paid to Lender, an additional non-refundable commitment fee (together with the Initial Commitment Fee, the “Commitment Fee”) equal to one percent (1.00%) of the amount of the then activated Additional Tranche, which shall be deemed non-refundable when paid.”

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(m) The first sentence of Section 3.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“3.01 Description. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, each Loan Party (other than any Excluded Subsidiary) hereby grants to Lender a continuing security interest in, and a right to set off against, any and all right, title and interest of such Loan Party (other than any Excluded Subsidiary) in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):

(a) all Accounts; (b) all cash and currency; (c) all Chattel Paper; (d) those certain Commercial Tort Claims set forth on Schedule 5.23 hereto; (e) all Deposit Accounts; (f) all Documents; (g) all Equipment; (h) all Fixtures; (i) all General Intangibles; (j) all Instruments; (k) all Inventory; (l) all Investment Property; (m) all Letter-of-Credit Rights; (n) all Goods; (o) all oil, gas or other minerals before extraction; (p) all pledged equity (other than any equity in any Excluded Subsidiary); (q) all other Property and assets owned by such Loan Party (other than any Excluded Subsidiary); and (r) all collections, Accessions, receipts and all Proceeds of any and all of the foregoing.”

(n) Section 6.06(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Borrower and each Holding Entity (on a consolidated basis) shall maintain at all times a Fixed Charge Coverage Ratio of at least 1.00 to 1:00 measured quarterly (i) on an Annualized Basis commencing with the three months ending March 31, 2022, (ii) on an Annualized Basis for the six months ending June 30, 2022, (iii) on an Annualized Basis for the nine months ending September 30, 2022, and (iv) on a trailing twelve-month basis for the fiscal quarter ending December 31, 2022 and for each fiscal quarter thereafter.”

(o) Section 6.07(a)) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Financial Statements and Collateral Reports.

(i) as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of Parent, financial statements of Parent for such year which present fairly Parent’s financial condition, including the balance sheet of Parent as at the end of such fiscal year and an income statement for such fiscal year, all on a consolidated and consolidating basis, setting forth in the consolidated statements in comparative form, the corresponding figures as at the end of and for the previous fiscal year, all in reasonable detail, including all supporting schedules, and audited and accompanied by a report and opinion of independent public accountants of recognized standing, selected by Parent and reasonably satisfactory to Lender, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

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(ii) as soon as available, but in any event within forty-five (45) days after the end of each month, each Borrower’s and each Holding Entity’s internally prepared monthly consolidated and consolidating financial statements, along with year-to-date information, including a balance sheet and income statement with respect to the periods measured;

(iii) promptly upon request, such other information concerning Borrower and or any Holding Entity as Lender may from time to time request including Medicare and Medicaid cost reports and audits, annual reports, security law filings and reports to any security holders;

(iv) as soon as available, but in any event no later than thirty (30) days after the first day of each fiscal year, annual consolidated and consolidating financial projections for Borrower and each Holding Entity for such year, including an income statement prepared on a monthly basis and such other consolidated and consolidating financial projections as Lender may reasonably request;

(v) contemporaneously with delivery of the annual financial statements referred to in clause (i) above, management reports detailing key census data for Borrower and a good-standing certificate from Borrower’s, each Holding Entity’s and Corporate Guarantor’s jurisdiction of organization evidencing that such parties remain in good standing in, and continues to be organized under the laws of, such jurisdiction;

(vi) on the last business day of every month, evidence satisfactory to Lender that all bed taxes and federal and state taxes, including, without limitation, payroll taxes, that are due have been paid in full, including without limitation copies of the most recently filed Form 941 for each Borrower, each Holding Entity and Corporate Guarantor together with evidence of such payment; and

(vii) such other data, reports, statements and information (financial or otherwise), as Lender may reasonably request.”

(p) Section 7.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“7.13. Limitations on Corporate Guarantor. No Corporate Guarantor (other than Parent or Assisted 4 Living Consulting, LLC (f/k/a Trillium Healthcare Consulting, LLC)) shall, directly or indirectly, engage in any business or conduct any activity, other than activities incidental to (i) its ownership of the Equity Interests of Borrower, any Excluded Subsidiary or any other Corporate Guarantor, (ii) the maintenance of its corporate existence, or that of any direct or indirect subsidiary, (iii) its, or any direct or indirect subsidiary’s, legal, tax, accounting and general administrative matters, and (iv) the transactions contemplated by the Master Lease and entering into and performing its obligations under the Management Agreement and the Loan Documents. No Corporate Guarantor (other than Parent) shall have any direct Subsidiaries other than Borrower, any Excluded Subsidiary or any other Corporate Guarantor..”

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(q) Section 8.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“8.02 Cure. Nothing contained in this Agreement or the Loan Documents shall be deemed to compel Lender to accept a cure of any Event of Default hereunder after the expiration of the cure periods provided herein, if any. Notwithstanding anything to the contrary contained in this Agreement, in the event Borrower fails to comply with Section 6.06(a) of this Agreement, Borrower has the right to cure such failure within the Equity Cure Period through one or more Capital Infusions (the “Equity Cure”); provided that (i) notice of Borrower’s irrevocable election to make an Equity Cure shall be delivered to Agent no later than the day on which financial statements are required to be delivered for the applicable month or Fiscal Quarter, as applicable, (ii) an Equity Cure shall not be made more than twice in any period of twelve (12) consecutive months (and shall not include two consecutive periods of Equity Cures), (iii) the amount of any Equity Cure will be no greater than the amount required to cause the Loan Parties to be in compliance with such covenants, (iv) all Equity Cures will be disregarded for purposes of the calculation of EBITDAR for all other purposes, including calculating basket levels, pricing and other items governed by reference to EBITDAR, and (v) there shall be no more than three (3) Equity Cures made in the aggregate after the Closing Date. Pursuant to the exercise by Borrower of such Equity Cure, the calculation of EBITDAR solely as used in the financial covenant set forth in Section 6.06(a) of this Agreement shall be recalculated giving effect to the following pro forma adjustments:

(a)	shall be increased, solely for the purpose of measuring the financial covenant set forth in Section 6.06(a) for such fiscal quarter and the applicable subsequent periods which include such fiscal quarter or applicable period for which such Equity Cure was exercised, and not for any other purpose under this Agreement; and

(b)	if, after giving effect to the foregoing recalculations, Borrower shall then be in compliance with the requirements of the applicable financial covenant set forth in Section 6.06(a), Borrower shall be deemed to have satisfied the requirements of the financial covenant set forth in Section 6.06(a) as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the financial covenant set forth in Section 6.06(a) that had occurred shall be deemed cured for the purposes of this Agreement.”

(r) The following defined terms in Annex I to the Credit Agreement are hereby amended and restated in their entirety to read as follows:

““Corporate Guarantor” means, individually and collectively, (i) Parent, (ii) Trillium Healthcare – OPS, LLC (f/k/a Fairway Healthcare Properties, LLC), (iii) Assisted 4 Living Consulting, LLC (f/k/a Trillium Healthcare Consulting, LLC), (iv) IANE Properties I, LLC, (v) IANE Properties II, LLC, and (vi) Greenside Healthcare Properties, LLC, each a Florida limited liability company, except for Parent.

““Fixed Charge Coverage Ratio” means the ratio of (a) EBITDAR, to (b) the sum of (i) the current portion of lease payments under Capital Leases, plus (ii) the current portion of long-term debt (excluding Subordinated Debt), plus (iii) Tax Distributions paid, plus (iv) interest expense paid in cash, plus (v) unfinanced capital expenditures, plus (vi) to the extent specifically permitted by Section 7.09 hereof, Distributions paid, plus (vii) rent expense paid in cash, plus (viii) any payments of Subordinated Debt actually made, all as determined for Borrower on a consolidated basis, in accordance with GAAP.”

““LIBOR Rate” means an annual rate equal to, as a reference rate, the greater of (i) the annual rate reported as the London Interbank Offer Rate applicable to ninety (90) day deposits of United States Dollars as reported in the Money Rates Section of The Wall Street Journal on the date of determination and (ii) one percent (1.00%). If The Wall Street Journal is not published on such Business Day or does not report such rate, such rate shall be as reported by such other publication or source as Lender may select. Notwithstanding the foregoing, if (i) LIBOR is replaced or ceases to exist or be published by The Wall Street Journal, (ii) there is a material disruption to LIBOR, (iii) there is a change in the methodology of calculating LIBOR or (iv) in the reasonable expectation of Lender, any of the events specified in clause (i), (ii) or (iii) will occur, Lender shall in its sole discretion choose a replacement index for LIBOR and make adjustments to applicable margins and related amendments to this Agreement such that, to the extent practicable, the all-in interest rate based on the replacement index will be substantially equivalent to the all-in LIBOR Rate-based interest rate in effect immediately prior to its replacement.”

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““Parent” means Assisted 4 Living, Inc., a Nevada corporation.”

““Revolving Loan Commitment” means the Initial Revolving Loan Commitment plus the activated amount of any Additional Tranches. For the avoidance of doubt, the aggregate Revolving Loan Commitment on the Second Amendment Effective Date shall be Seven Million and No/100 Dollars ($7,000,000.00), and if an Additional Tranche is activated pursuant to the terms of this Agreement, the Revolving Loan Commitment shall increase by the amount of such activated Additional Tranche up to the Maximum Revolver Amount.”

(s)       The following defined terms are hereby added to Annex I to the Credit Agreement in alphabetical order therein as follows:

““Activated Facility Commitment” means the Initial Revolving Loan Commitment, plus any activated Additional Tranche.”

““Additional Tranche” means, and “Additional Tranches” means the collective reference to, each additional amount of Revolving Loans provided pursuant to Section 2.01(a) hereof in excess of the Initial Revolving Loan Commitment and each in an amount equal to either Three Million and No/100 Dollars ($3,000,000.00) or Five Million and No/100 Dollars ($5,000,000.00), but in no event shall (1) the sum of (i) the Initial Revolving Loan Commitment, plus (ii) the aggregate amount of all Additional Tranches exceed the Maximum Revolver Amount, and (2) the Borrower activate an Additional Tranche equal to Three Million and No/100 Dollars ($3,000,000.00) more than once.”

““Applicable Margin” shall be, at any given time, as set forth in the following table:

If the average monthly outstanding balance of the Revolving Loans during the immediately preceding three (3) months is:	Applicable Margin for all Revolving Loans:
Equal to or less than Four Million and No/100 Dollars ($4,000,000.00)	4.50%

Greater than Four Million and No/100 Dollars ($4,000,000.00) but less than or equal to Six Million and No/100 Dollars ($6,000,000.00)	4.35%

Greater than Six Million and No/100 Dollars ($6,000,000.00) but less than or equal to Eight Million and No/100 Dollars ($8,000,000.00)	4.20%

Greater than Eight Million and No/100 Dollars ($8,000,000.00) but less than or equal to Ten Million and No/100 Dollars ($10,000,000.00)	4.05%

Greater than Ten Million and No/100 Dollars ($10,000,000.00)	3.90%”

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““Capital Infusion” means, for any period of Borrower, the amount of any (i) capital investment or infusion of equity in Borrower by any Person, including, without limitation, current or new Members or Affiliates, in the form of cash contributions, or (ii) Subordinated Debt permitted hereunder and at all times subject to a Subordination Agreement in form and substance satisfactory to Lender in Lender’s sole discretion. For the avoidance of doubt, any Capital Infusion of equity includes, without limitation, any capital raise by Borrower which results in the issuance of Equity Interests.”

““Equity Cure Period” has the meaning set forth in Section 8.02 hereof.”

““Equity Cure” has the meaning set forth in Section 8.02 hereof.”

““Excluded Subsidiary” means, individually and collectively, (i) Real Living Property Holdings, LLC, a Florida limited liability company, (ii) Banyan Pediatric Care Centers – OPS, a Florida limited liability company, (iii) Banyan Pediatric Care Centers – Texas OPS, a Texas limited liability company, and (iv) LOGAN Healthcare Properties, LLC, a Florida limited liability company, and each of their direct and indirect wholly-owned subsidiaries.”

““Holding Entity” means, individually and collectively, (i) IANE Properties I, LLC, a Florida limited liability company, (ii) IANE Properties II, LLC, a Florida limited liability company, and (iii) Greenside Healthcare Properties, LLC, a Florida limited liability company.”

““Initial Commitment Fee” has the meaning set forth in Section 2.09 hereof.”

““Initial Revolving Loan Commitment” means an amount equal to Seven Million and No/100 Dollars ($7,000,000.00).”

““Maximum Revolver Amount” means Twenty-Five Million and No/100 Dollars ($25,000,000.00).”

““Second Amendment Effective Date” means September 30, 2021.”

3. Representations and Warranties. Each Borrower represents and warrants to Lender that:

(a) All warranties and representations made to Lender under the Credit Agreement and the Existing Loan Documents are true and correct as to the date hereof.

(b) The execution and delivery by each Borrower of this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which such Borrower is a party or by which the property of such Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower.

(c) This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with its respective terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d) No Event of Default or Default has occurred and is continuing under the Credit Agreement or any of the other Existing Loan Documents.

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4. Effectiveness Conditions. This Amendment shall be effective upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to Lender and Lender’s counsel):

(a) Borrower shall deliver to Lender a fully executed copy of this Amendment and each of the documents set forth on the Closing Agenda attached hereto as Exhibit A on or before the date hereof (or such later time as extended by Lender in its sole discretion);

(b) Payment of (i) an amendment fee which Borrower hereby agrees Lender has fully earned and is nonrefundable as of the date hereof in an amount equal to Seventy Thousand and No/100 Dollars ($70,000.00), (ii) all outstanding Expenses, including, without limitation, the outstanding balance of the Initial Commitment Fee (which Borrower hereby agrees Lender has fully earned and is nonrefundable) owed by the Borrower in an amount equal to Twenty-Five Thousand and No/100 Dollars ($25,000.00), and (iii) any and all Expenses associated with this Amendment; and

(c) Execution and/or delivery of all agreements, instruments and documents requested by Lender to effectuate and implement the terms hereof and the Existing Loan Documents.

5. Ratification of Existing Loan Documents. Except as expressly set forth herein, all of the terms and conditions of the Credit Agreement and Existing Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Credit Agreement shall mean the Credit Agreement as modified by this Amendment.

6. Release. By execution of this Amendment, Borrower acknowledges and confirms that it does not have any offsets, defenses or claims arising out of or relating to this Amendment, the Credit Agreement or the Existing Loan Documents against Lender, or any of its subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors or assigns whether asserted or unasserted. To the extent that such offsets, defenses or claims may exist, each Borrower, for itself and its successors, assigns, parents, subsidiaries, affiliates, predecessors, employees, agents, heirs and executors, as applicable (collectively, “Releasors”), jointly and severally, release and forever discharge Lender and its subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors and assigns, both present and former (collectively, the “Lender Affiliates”) of and from any and all manner of actions, causes of action, torts, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever, asserted or unasserted, in law or in equity, arising out of or relating to this Amendment, the Credit Agreement and the Existing Loan Documents which Releasors ever had or now have against the Lender and/or Lender Affiliates, including, without limitations, any presently existing claim or defense whether or not presently suspected, contemplated or anticipated.

7. Security Interest. Each Borrower hereby confirms and agrees that all security interests and liens granted to Lender continue in full force and effect and shall continue to secure the Obligations. All Collateral remains free and clear of any liens other than liens in favor of Lender and Permitted Liens. Nothing herein contained is intended to in any way impair or limit the validity, priority and extent of Lender’s existing security interest in and liens upon the Collateral.

8. GOVERNING LAW. THIS AMENDMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS AMENDMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS, AND SHALL BE CONSTRUED WITHOUT THE AID OF ANY CANON, CUSTOM OR RULE OF LAW REQUIRING CONSTRUCTION AGAINST THE DRAFTSMAN.

9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signature by facsimile or other electronic means shall bind the parties hereto.

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Signature Page to Second Amendment to Credit Agreement

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

BORROWERS AND CORPORATE GUARANTORS: Address for notices to Borrowers: 5115 East SR 64 Bradenton, LF 34208 Attn: Louis Collier Email:LCollier@assisted4living.com Phone: 855-668-3331

TRILLIUM HEALTHCARE-OPS, LLC (f/k/a FAIRWAY HEALTHCARE PROPERTIES, LLC),

ASSISTED 4 LIVING, INC.,

ASSISTED 4 LIVING CONSULTING, LLC (f/k/a TRILLIUM HEALTHCARE CONSULTING),

IANE PROPERTIES I, LLC,

IANE PROPERTIES II, LLC,

GREENSIDE HEALTHCARE PROPERTIES, LLC,

FAIR OAKS RCF, LLC,

CREST HAVEN CARE CENTER, LLC,

PREMIER ESTATES 503, LLC,

ELMWOOD CARE CENTER, LLC,

ELMWOOD PE, LLC,

PREMIER ESTATES 509, LLC,

PREMIER ESTATES 507, LLC,

PREMIER ESTATES 505, LLC,

ROCK RAPIDS CARE CENTER, LLC,

ROCK RAPIDS PE, LLC,

PREMIER ESTATES 511, LLC,

PREMIER ESTATES 502, LLC,

PREMIER ESTATES 504, LLC,

PREMIER ESTATES 506, LLC,

NEW HAMPTON CARE CENTER, LLC,

PREMIER ESTATES OF MUSCATINE, LLC,

PREMIER ESTATES 508, LLC,

PREMIER ESTATES OF TOLEDO, LLC,

SUNNY KNOLL CARE CENTER, LLC,

PREMIER ESTATES 510, LLC,

NORTH PLATTE CARE CENTER, LLC,

NORTH PLATTE PE, LLC,

PREMIER ESTATES OF CRETE, LLC,

PREMIER ESTATES OF FREMONT, LLC,

PREMIER ESTATES OF KENESAW, LLC,

PREMIER ESTATES OF PAWNEE, LLC,

PREMIER ESTATES OF PIERCE, LLC,

PREMIER ESTATES OF WEST POINT, LLC,

REHABILITATION CENTER AT PARK PLACE, LLC, and

PREMIER ESTATES OF DUBLIN, LLC

By:	/s/ Louis Collier
Name:	Louis Collier
Title:	Chief Executive Officer

As Chief Executive Officer of each of the above entities and, in such capacity, intending by this signature to legally bind each of the above entities

Signature Page to Second Amendment to Credit Agreement

RELEASED GUARANTORS:	TRILLIUM HEALTHCARE GROUP, LLC

	By:	/s/ G. Shayne Bench
	Name:	G. Shayne Bench
	Title:	Treasurer

/s/ Gregory Shayne Bench
Gregory Shayne Bench

/s/ Shari C. Bench
Shari C. Bench

/s/ Richard T. Mason
Richard T. Mason

/s/ Christine L. Mason
Christine L. Mason

Signature Page to Second Amendment to Credit Agreement

LENDER:	GEMINO HEALTHCARE FINANCE, LLC d/b/a SLR HEALTHCARE ABL, a Delaware limited liability company
Address for notices to Lender:

One International Plaza, Suite 220	By:	/s/ Stacy L. Allen
Philadelphia, PA 19113	Name:	Stacy L. Allen
Thomas Schneider, CEO	Title:	Executive Vice President
P: (610) 870-5403
F: (610) 870-5401
Email: tom.schneider@gemino.com

ANNEX A

BORROWERS

1. Fair Oaks RCF, LLC

2. Crest Haven Care Center, LLC

3. Premier Estates 503, LLC

4. Elmwood Care Center, LLC

5. Elmwood PE, LLC

6. Premier Estates 509, LLC

7. Premier Estates 507, LLC

8. Premier Estates 505, LLC

9. Rock Rapids Care Center, LLC

10. Rock Rapids PE, LLC

11. Premier Estates 511, LLC

12. Premier Estates 502, LLC

13. Premier Estates 504, LLC

14. Premier Estates 506, LLC

15. New Hampton Care Center, LLC

16. Premier Estates of Muscatine, LLC

17. Premier Estates 508, LLC

18. Premier Estates of Toledo, LLC

19. Sunny Knoll Care Center, LLC

20. Premier Estates 510, LLC

21. North Platte Care Center, LLC

22. North Platte PE, LLC

23. Premier Estates of Crete, LLC

24. Premier Estates of Fremont, LLC

25. Premier Estates of Kenesaw, LLC

26. Premier Estates of Pawnee, LLC

27. Premier Estates of Pierce, LLC

28. Premier Estates of West Point, LLC

29. Rehabilitation Center at Park Place, LLC

30. Premier Estates of Dublin, LLC

31. Premier Estates 520, LLC

32. Premier Estates 521, LLC

33. Premier Estates 522, LLC

34. Premier Estates 523, LLC

35. Premier Estates 524, LLC

36. Premier Estates 525, LLC

37. Premier Estates 526, LLC